Exhibit 1.1

Exeter Finance Corporation

Class A Common Stock, par value $0.0001 per share

Underwriting Agreement

[•], 2019

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

As representatives of the several Underwriters

named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Exeter Finance Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] shares of the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and, at the election of the Underwriters, up to [•] additional shares of Class A Stock, solely to cover over-allotments, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [•] shares of Class A Stock and, at the election of the Underwriters, up to [•] additional shares of Class A Stock, solely to cover over-allotments. The aggregate of [•] shares of Class A Stock to be sold by the Company and the Selling Stockholders are herein called the “Firm Shares” and the aggregate of up to [•] additional shares of Class A Stock to be sold by the Company and the Selling Stockholders are herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholders shall mean either the singular or plural as the context requires.

In connection with the offering contemplated by this Agreement (the “Offering”), the Company and Exeter Finance LLC (“Exeter LLC”) will enter into a series of transactions as described under, or contemplated in, the section titled “Organizational Structure–Reorganization Transactions” in the Pricing Prospectus (as defined below) (collectively, the “Reorganization Transactions”).

As described more fully in the Pricing Prospectus and Prospectus (as defined below) under “Use of Proceeds,” the net proceeds of the sale of the Shares to be sold by the Company will be used by the Company to purchase [•] newly-issued limited liability company interests of Exeter LLC (the “LLC Units”) from Exeter LLC at a price equal to the purchase price paid by the Underwriters for such Shares. The Company intends to cause Exeter LLC to use such proceeds as follows (i) $[•] (or $[•] if the Underwriters exercise in full their option to purchase additional Class A Stock to cover over-allotments) to redeem [•] LLC Units from certain existing holders of LLC Units at a price equal to the purchase paid by the Underwriters for the corresponding Shares; (ii) to pay the expenses of the Offering and (iii) the balance for general corporate purposes.

1. (a) In this Section 1, references to the Company’s knowledge, belief or awareness shall mean the knowledge, belief or awareness of each of the Company and Exeter LLC. Each of the Company and Exeter LLC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-229164) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and to the Representatives for each of the other Underwriters, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of a final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial

Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the preliminary prospectus contained in the Registration Statement filed with the Commission on [•], 2019 and used by the Company in connection with the roadshow, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(c) hereof;

(iii) For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(c) hereof;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(c) hereof;

(v) Each of the Company and Exeter LLC (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, (ii) has corporate or limited liability company power and authority, as applicable, (x) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, as applicable, and (y) to enter into and perform its obligations under this Agreement and (iii) is duly qualified as a foreign entity to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in the case of clauses (ii) and (iii) where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company, Exeter LLC and their subsidiaries, taken as a whole and after giving effect to the Reorganization Transactions and the issuance and sale of the Shares (any such change, a “Material Adverse Effect”);

(vi) Schedule IV to this Agreement includes a true and complete list of each “significant subsidiary” of the Company and Exeter LLC (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or formation of such Subsidiary; each Subsidiary (i) has been duly organized and is validly existing as a corporation, limited liability company or other legal entity, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation or formation, (ii) has the power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus, and (iii) has been duly qualified as a foreign corporation or other entity, as the case may be, for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i), (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(vii) None of the Company, Exeter LLC nor any of their Subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, (i) there has been no Material Adverse Effect and (ii) the Company, Exeter LLC and their subsidiaries, taken as a whole, have not (x) incurred any material liability, development or obligation (whether indirect, direct or contingent) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (y) except as otherwise disclosed in the Pricing Prospectus, entered into any material transaction or agreement, in each case, not in the ordinary course of business, except for transactions and agreements related to the Reorganization Transactions and the issuance and sale of the Shares;

(viii) The Company, Exeter LLC and their Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(xxii) hereof, and hold any leased real or personal property under valid and enforceable leases, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect;

(ix) As of [•], 2019, the Company has an authorized capitalization as set forth in the Pricing Prospectus and, immediately after giving effect to the Reorganization Transactions and the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Pricing Prospectus, the Company would have an authorized capitalization as set forth under the pro forma column of the capitalization table in the section of the Pricing Prospectus entitled “Capitalization”; following the filing with the State of Delaware of the Company’s Amended and Restated Certificate of Incorporation to be adopted in connection with the Reorganization Transactions, all of the issued shares of capital stock of the Company will have been duly and validly authorized and, when issued and delivered against payment of the consideration (as authorized by the Board of Directors of the Company), will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of capital stock contained in each of the Pricing Disclosure Package and the Prospectus; and, upon the effectiveness of the amended and restated limited liability company agreement of Exeter LLC (the “Exeter LLC Agreement”) and after giving effect to the Reorganization Transactions, all of the issued equity interests of Exeter LLC and its subsidiaries will have been duly authorized and validly issued, are fully paid and non-assessable and the interests in Exeter LLC owned by the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, the Shares will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Class A Stock contained in the Pricing Disclosure Package and the Prospectus;

(xi) None of the Company, Exeter LLC or their subsidiaries is in violation of its charter or by-laws or similar organizational documents or is in default (“Default”) under any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, lease or other agreement or instrument to which the Company, Exeter LLC or their subsidiaries is a party or by which the Company, Exeter LLC or their subsidiaries may be bound, or to which any of their respective property or assets is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not be expected to adversely affect the consummation of the transactions herein contemplated or any of its obligations under this Agreement;

(xii) The execution and delivery of this Agreement, the issuance and sale of the Shares to be sold by the Company, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Pricing Prospectus and the Prospectus, the compliance by the Company and Exeter LLC, as applicable, with this Agreement and the consummation of the Reorganization Transactions (i) will not result in any violation of the Certificate of Incorporation or By-Laws of the Company or the Certificate of Formation or Limited Liability Company Agreement of Exeter LLC, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Exeter LLC or their subsidiaries pursuant to, or require the consent (except as shall have been obtained prior to the Closing Date) of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, Exeter LLC or their subsidiaries, except, in the case of the clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or impair, in any material respect, the ability of the Company and Exeter LLC, as applicable, to issue and sell the Shares or to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Company and Exeter LLC, or the issuance and sale of the Shares by the Company or the consummation by the Company and Exeter LLC of the transactions contemplated by this Agreement or the Reorganization Transactions, except for (i) the registration under the Act of the Shares, (ii) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (iii) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iv) as shall have been obtained or made prior to the Time of Delivery, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or impair, in any material respect, the ability of the Company and Exeter LLC, as applicable, to issue and sell the Shares or to consummate the transactions contemplated by this Agreement and except in the case of clause (iv) as otherwise disclosed in the Pricing Prospectus and the Prospectus;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Class A Stock, constitute an accurate summary of the terms of such Class A Stock in all material respects;

(xiv) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “U.S. Federal Tax Considerations for Non-U.S. Holders of Common Stock,” “Organizational Structure,” “Risk Factors—Risks Related to Legal and Regulatory Matters,” “Business—Our Product—Legal Proceedings,” and “Business—Regulation and Supervision”, insofar as they purport to describe the provisions of the laws or regulations or legal conclusions with respect thereto and the agreements, documents or proceedings referred to therein, are accurate, complete and fair in all material respects;

(xv) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no material legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company, Exeter LLC or their Subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company, Exeter LLC or their Subsidiaries that if determined adversely to the Company, Exeter LLC or such Subsidiary would reasonably be expected to result in a Material Adverse Effect or would materially and adversely affect the consummation of the transactions contemplated by this Agreement;

(xvi) Neither the Company nor Exeter LLC is, nor after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xvii) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xviii) KPMG LLP, who has expressed its opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Company, Exeter LLC and their consolidated subsidiaries included in the Registration Statement, is an independent registered public accounting firm with respect to the Company, Exeter and their subsidiaries within the applicable rules and regulations of the Commission and as required by the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Public Company Accounting Oversight Board;

(xix) The Company maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) and is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States (“U.S. GAAP”), including, but not limited to internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in its accounting controls;

(xx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company, Exeter LLC and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system;

(xxi) This Agreement has been duly authorized, executed and delivered by the Company and Exeter LLC;

(xxii) The consolidated historical financial statements of Exeter LLC and its consolidated subsidiaries and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of Exeter LLC and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise stated therein). The historical financial data of Exeter LLC and its subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Summary—Summary Financial and Other Data” and “Selected Historical Financial Data” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Prospectus and the Prospectus. The pro forma financial statements and the related notes thereto included under the caption “Unaudited Pro Forma Financial Information” present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, the Pricing Prospectus and the Prospectus, and the assumptions used in the preparation thereof are believed by the Company and Exeter LLC to be reasonable and the adjustments used therein are believed by the Company and Exeter LLC to be appropriate to give effect to the transactions and circumstances referred to therein;

(xxiii) No transaction has occurred between or among the Company, Exeter LLC and any of their officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(xxiv) There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(xxv) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Pricing Prospectus or the Prospectus: (i) the Company, Exeter LLC and their subsidiaries, and their respective operations and properties, are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of the environment and of human health, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in any form (collectively, “Materials of Environmental Concern”), or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern

(collectively, “Environmental Laws”), (ii) there is no claim or action filed with a court or governmental authority, no investigation with respect to which the Company, Exeter LLC and their subsidiaries have received written notice, and no written notice by any person or entity alleging violation of or actual or potential liability on the part of the Company, Exeter LLC or their subsidiaries under the Environmental Laws (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company, Exeter LLC and their subsidiaries; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or occurrences, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably would be expected to result in a violation of or liability of the Company, Exeter LLC or their subsidiaries under any Environmental Law or result in an Environmental Claim against the Company, Exeter LLC or their subsidiaries;

(xxvi) The Company, Exeter LLC and their subsidiaries have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, they will be in compliance with all provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company, Exeter LLC and their subsidiaries, as applicable, are required to comply with as of the effectiveness of the Registration Statement;

(xxvii) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company, Exeter LLC and their subsidiaries own or possess or have a license for sufficient trademarks, trade names, patent rights, copyrights, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as currently conducted and as described in the Pricing Disclosure Package, except where the failure to so own or possess or have a license would not reasonably be expected to result in a Material Adverse Effect. None of the Company, Exeter LLC or any of their subsidiaries has received any written notice of any claim of infringement with asserted Intellectual Property Rights of others, which is still unresolved and which alleged infringement, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect;

(xxviii) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company, Exeter LLC and their subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) (“Plan”) established or maintained by the Company, Exeter LLC and their subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA (“Pension Plan”)

established or maintained by the Company, Exeter LLC and their subsidiaries or any of their respective ERISA Affiliates; (iii) no Pension Plan established or maintained by the Company, Exeter LLC and their subsidiaries or any of their respective ERISA Affiliates, if such Pension Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) no failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not waived, has occurred or is reasonably expected to occur with respect to any Pension Plan established or maintained by the Company, Exeter LLC, their subsidiaries or any of their respective ERISA Affiliates; (v) none of the Company, Exeter LLC, their subsidiaries or any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 430, 4971, 4975 or 4980B of the Code and (vi) each Plan established or maintained by the Company, Exeter LLC and their subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a current favorable IRS determination letter or is comprised of a master, prototype or volume submitter plan that has received such a favorable letter from the IRS and, to the knowledge of the Company, no event, whether by action or failure to act, has occurred since the date of such qualification that would materially and adversely affect such qualification. “ERISA Affiliate” means, with respect to the Company, Exeter LLC or a subsidiary of the Company or Exeter LLC, any member of any group of organizations described in Section 414 of the Code of which the Company, Exeter LLC and their subsidiaries are a member;

(xxix) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company, Exeter LLC or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Company’s knowledge, threatened against the Company, Exeter LLC or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company, Exeter LLC or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Company, Exeter LLC or any of their subsidiaries and, to the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;

(xxx) The Company, Exeter LLC and their subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

(xxxi) The Company, Exeter LLC and their subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect, and none of the Company, Exeter LLC or their subsidiaries have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxxii) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

(xxxiii) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(xxxiv) None of the Company, Exeter LLC or any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company, Exeter LLC or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) (x) taken or is aware of any action, directly or indirectly, that could result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (“FCPA”), the U.K. Bribery Act 2010, as amended and the rules and regulations thereunder (“UK Act”), or similar applicable law of any other jurisdiction or the rules and regulations thereunder or (y) taken or is aware of any action, directly or indirectly, that could result in a sanction for violation by such persons of any provision of the FCPA, the UK Act or similar applicable law of any other jurisdiction; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in violation of the FCPA, the UK Act, or similar applicable law of any other jurisdiction. The Company, Exeter LLC and their subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA, the UK Act or similar applicable law of any other jurisdiction or the rules or regulations thereunder;

(xxxv) The operations of the Company, Exeter LLC and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Exeter LLC or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxvi) None of the Company, Exeter LLC or any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company, Exeter LLC or any of their subsidiaries (i) is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), or (ii) will, directly or indirectly, use the proceeds of the sale of the Shares by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(xxxvii) None of the Company, Exeter LLC or any of their subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company, Exeter LLC or any of their subsidiaries, is an individual or entity that is, or is 50% or more owned or otherwise controlled by or is acting on behalf of an individual or entity that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(xxxviii) None of the Company, Exeter LLC or any of their subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor do the Company, Exeter LLC or any of their subsidiaries have any plans to increase their dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries, in each case except as permitted by applicable law;

(xxxix) None of the Company, Exeter LLC or any of their subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xl) The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(xli) Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each of the Company, Exeter LLC and their subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it in any jurisdiction and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (whether or not shown on a tax return and including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP; (ii) there are no current, pending or, to the knowledge of the Company, threatened tax audits, assessments or other claims or proceedings with respect to the Company, Exeter LLC or any of their subsidiaries; and (iii) each of the Company, Exeter LLC and their subsidiaries has made adequate (in accordance with GAAP) charges, accruals and reserves in the applicable financial statements in respect of all federal, state, local and foreign taxes in any jurisdiction (and any related interest, penalties and additions to tax) for all periods as to which the tax liability of the Company, Exeter LLC and their subsidiaries (as applicable) has not been finally determined;

(xlii) None of the Company, Exeter LLC or any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xliii) (i)(x) To the knowledge of the Company, Exeter LLC and their subsidiaries, there has been no material security breach or other material compromise of or relating to any of the Company’s, Exeter LLC’s or their subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company, Exeter LLC and their subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company, Exeter LLC and their subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a material adverse effect on the financial condition, business or properties of the Company, Exeter LLC and their subsidiaries taken as a whole; and (iii) the Company, Exeter LLC and their subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters that:

(i) Except (A) as will have been obtained on or prior to the Time of Delivery (as defined herein) for the registration under the Act of the Shares, (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Exchange (as defined herein) in connection with the purchase and distribution of the Shares by the Underwriters and (C) as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained or will be obtained on or prior to the Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and has or will have at the Time of Delivery full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and contemplated in the Pricing Disclosure Package will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the applicable governing documents of such Selling Stockholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement;

(iii) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC (as defined herein), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters maintained at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; provided that, for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement and Pricing Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to the Selling Stockholders in the beneficial ownership table under the caption “Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii) The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Stockholder or by the occurrence of any other event; if such Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement; and

(viii) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed or contemplated in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and each Selling Stockholder agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, solely to cover over-allotments, if any, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representatives, the Company and the Selling Stockholders otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Stockholders to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2019, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. Each of the Company and Exeter LLC, jointly and severally, agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to the Company’s securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company, Exeter LLC and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan described in the Pricing Prospectus), including but not limited to any options or warrants to purchase shares of Class A Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Stock or such other securities, in cash or otherwise (other than (v) the Shares to be sold hereunder or securities issued, transferred, redeemed or exchanged in connection with the Reorganization Transactions, (w) the Class A Stock, LLC Units or any such substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this Agreement (including, for the avoidance of doubt, the Exeter Finance Corporation 2018 Omnibus Incentive Plan and any long-term incentive awards in each case existing as of the date of this Agreement and disclosed or contemplated in the Pricing Disclosure Package), (x) the Class A Stock or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (including for the avoidance of doubt, Class A Stock issuable in exchange for LLC Units pursuant to the Exeter LLC Agreement), (y) the issuance of up to 5% of the outstanding shares of Class A Stock immediately following the Offering (assuming all LLC Units outstanding are redeemed or exchanged for newly issued shares of Class A Stock on a one-for-one basis) or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto, but only insofar as each party that receives shares of Class A Stock or any such substantially similar securities pursuant to this clause (y) has executed and delivered copies of an agreement substantially to the effect set forth in Annex II hereto) and (z) the issuance of Class A Stock made solely as a stock dividend by the Company to the holders of Class A Stock that is effected in order to maintain a one-for-one ratio between Class A Stock and LLC Units, without the prior written consent of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC;

(f) If Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, in their sole discretion, agree to release or waive the restrictions in lock-up letters delivered pursuant to Section 8(l) hereof, in each case for an officer or director of the Company or Exeter LLC, and provide the Company and Exeter LLC with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company and Exeter LLC agree to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or Exeter LLC is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Representatives at the time furnished or filed with the Commission;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”); and

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

6. (a) The Company and each of the Selling Stockholders represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter and Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(c) hereof or the Selling Stockholder Information.

7. The Company, Exeter LLC and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that:

(a) the Company and Exeter LLC, jointly and severally, will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s, Exeter LLC’s and the Selling Stockholders’ counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable and documented expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in an amount not to exceed $[•] in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Company and Exeter LLC in connection with any “road show” presentation to potential investors; and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section including any transfer taxes payable on the original sale, issuance and delivery of the shares to the Underwriters in respect of shares offered for the account of the Company; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company and Exeter LLC paying the remaining 50% of the cost).

(b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder to the extent not covered by (a)(i) above, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder including any transfer taxes payable on the original sale and delivery of the shares to the Underwriters in respect of shares offered for the account of such Selling Stockholder. It is understood, however, that the Company and Exeter LLC shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company and Exeter LLC for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement. For the avoidance of doubt, the Company, Exeter LLC, such Selling Stockholder and the Underwriters agree that, if the Company or Exeter LLC receives any amounts otherwise payable to such Selling Stockholder pursuant to this Agreement, the Company or Exeter LLC, as applicable, shall receive such amounts solely in the capacity as agent for such Selling Stockholder and shall promptly pay over such amounts to such Selling Stockholder; and

(c) except as provided in this Section 7, and Sections 9, 10 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Exeter LLC and the Selling Stockholders herein are, on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Company, Exeter LLC and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, covering matters related to the Company and Exeter LLC;

(d) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for The Blackstone Group L.P., shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e) DLA Piper LLP (US), counsel for [Navigation Capital Partners], shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to the Representatives a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in the form of Annex III hereto, signed by the Company’s chief financial officer;

(h) (i) None of the Company, Exeter LLC or any of their Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or in the long term debt of the Company, Exeter LLC or any of their Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company, Exeter LLC and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company, Exeter LLC or any of their subsidiaries’ debt securities by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company, Exeter LLC or any of their subsidiaries’ debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(l) The Company and Exeter LLC shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule V hereto, substantially to the effect set forth in Annex II hereto;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(n) At such Time of Delivery, subject to the use of proceeds from the issuance of the Shares, the Reorganization Transactions shall have been consummated as described in the Prospectus;

(o) The Company, Exeter LLC and the Selling Stockholders shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, Exeter LLC and the Selling Stockholders, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, Exeter LLC and the Selling Stockholders, herein at and as of such Time of Delivery, as to the performance by each of the Company, Exeter LLC and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, and the Company and Exeter LLC shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8 and the Company and Exeter LLC shall have furnished such other certificates and documents as the Representatives may reasonably request; and

(p) The Selling Stockholders shall have executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.

9. (a) Each of the Company and Exeter LLC, jointly and severally, will indemnify and hold harmless each Underwriter and each of the Selling Stockholders, their respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder, their affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any “road show” within the meaning of Rule 433(h) under the Act (a “Road Show”) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act, for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act or in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Exeter LLC shall not be liable to any Underwriter or Selling Stockholder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Road Show, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(c) hereof or by the Selling Stockholders expressly for use therein that constitutes the Selling Stockholder Information;

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Road Show, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Road Show, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in subsection (c) below; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder, including any Optional Shares, and the initial public offering price per Share referenced in Section 2 hereof (the “Selling Stockholder Net Proceeds”) as set forth in the Prospectus.

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, Exeter LLC, the directors, officers and employees of the Company, Exeter LLC and each of the Selling Stockholders, their respective affiliates, directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company, Exeter LLC or any Selling Stockholder within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities to which the Company, Exeter LLC, the Selling Stockholders, their respective affiliates, directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company, Exeter LLC or the Selling Stockholder within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free

Writing Prospectus, or any Road Show, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in this subsection (c); and will reimburse the Company, Exeter LLC and any Selling Stockholders, their respective affiliates, directors, officers and employees of the Company, Exeter LLC, the Selling Stockholders and each person, if any, who controls, as of the date hereof, the Company, Exeter LLC or any Selling Stockholder within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by the Company, Exeter LLC, the Selling Stockholders, their respective affiliates, directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company, Exeter LLC or any Selling Stockholder within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by the Underwriters consists of the following information: (i) the last full sentence on the cover page of the Preliminary Prospectus and the Prospectus; (ii) the names of the Underwriters appearing on the front and back cover pages of the Preliminary Prospectus and the Prospectus; (iii) the names of the Underwriters set forth in the table of Underwriters in the first paragraph of text under the caption “Underwriting [(Conflicts of Interest)]” in the Preliminary Prospectus and the Prospectus; (iv) the [•] paragraph of text under the caption “Underwriting [(Conflicts of Interest)]” in the Preliminary Prospectus and the Prospectus concerning the terms of offering by the Underwriters; (v) the [•] paragraph of text under the caption “Underwriting [(Conflicts of Interest)]” in the Preliminary Prospectus and the Prospectus concerning sales to discretionary accounts; and (vi) the [•] paragraph of text under the caption “Underwriting [(Conflicts of Interest)]” in the Preliminary Prospectus and the Prospectus concerning transactions that stabilize, maintain or otherwise affect the price of the Shares.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 9 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Exeter LLC and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) of this Section 9 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Exeter LLC and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Exeter LLC and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, Exeter LLC and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Exeter LLC and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Exeter LLC, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholders’ obligation to contribute any amount under this Section 9(e) is limited in the manner and to the extent set forth in Section 9(e) and the Selling Stockholder shall not be required to contribute any amount in excess of the Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, Exeter LLC and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company, Exeter LLC and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, Exeter LLC (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Selling Stockholders and to each person, if any, who controls the Company, Exeter LLC or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on the terms of this Agreement. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or either the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives, the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) of this Section 10 above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) of this Section 10 above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) to this Section 10 above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase of the Company to issue and the Company and each Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, Exeter LLC, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or its affiliates, directors, officers and employees, agents, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act or any controlling person of any Underwriter, the Company or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and Exeter LLC, jointly and severally, will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Exeter LLC and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7, and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives; and in all dealing with the Selling Stockholders hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement given by any Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, Exeter LLC and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number: 1-646-291-1469 and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department; if to any Selling Stockholder shall be delivered or sent by mail or facsimile transmission at such address set forth in Schedule V hereto; if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Walter Evans, Executive Vice President, General Counsel and Corporate Secretary; and if to any of the parties that has delivered a lock-up letter described in Section 8(l) hereof shall be delivered or sent by mail to the respective address provided in Schedule V hereto or such other address as such party provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire constituting such Questionnaire, which address will be supplied to the Company or any Selling Stockholder by the Representatives on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number: 1-646-291-1469 and to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, Facsimile Number: 212-214-5918. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Exeter LLC and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, Exeter LLC, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company, Exeter LLC and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, Exeter LLC and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Exeter LLC or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Exeter LLC or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, Exeter LLC or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company, Exeter LLC and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company, Exeter LLC and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Exeter LLC or the Selling Stockholders, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, Exeter LLC, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, Exeter LLC and the Selling Stockholders agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, Exeter LLC and the Selling Stockholders agree to submit to the jurisdiction of, and to venue in, such courts.

20. The Company, Exeter LLC, the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company, Exeter LLC and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, Exeter LLC and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by any Selling Stockholder, the Shares being sold to such Underwriter shall not include any Stock attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Selling Stockholders, the Company and Exeter LLC. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Exeter LLC and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

EXETER FINANCE CORPORATION

By:
Name:
Title:

EXETER FINANCE LLC

By:
Name:
Title:

SELLING STOCKHOLDERS

By:
Name:
Title:

Accepted as of the date hereof

Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Citigroup Global Markets Inc.	[•]	[•]
Wells Fargo Securities, LLC	[•]	[•]
Total	[•]	[•]

SCHEDULE II

Selling Stockholders	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
[•]	[•]	[•]
[•]	[•]	[•]
Total	[•]	[•]

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

•	Investor presentation dated [•]

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•].

The number of Firm Shares purchased by the Underwriters from the Company is [•].

The number of Optional Shares to be sold by the Selling Stockholders at the option of the Underwriters is up to [•].

The number of shares of Class A Stock outstanding after the Offering and use of proceeds assuming the exchange of all then-outstanding exchangeable LLC Units for newly issued shares of Class A Stock is [●].

SCHEDULE IV

Significant Subsidiaries

1.	Exeter Finance LLC, a Delaware limited liability company

2.	Exeter Funding II LLC, a Delaware limited liability company

3.	EFCAR LLC, a Delaware limited liability company

4.	Exeter Automobile Receivables Trust 2014-3, a Delaware Statutory Trust

5.	Exeter Automobile Receivables Trust 2015-1, a Delaware Statutory Trust

6.	Exeter Automobile Receivables Trust 2015-2, a Delaware Statutory Trust

7.	Exeter Automobile Receivables Trust 2015-3, a Delaware Statutory Trust

8.	Exeter Automobile Receivables Trust 2016-1, a Delaware Statutory Trust

9.	Exeter Automobile Receivables Trust 2016-2, a Delaware Statutory Trust

10.	Exeter Automobile Receivables Trust 2016-3, a Delaware Statutory Trust

11.	Exeter Automobile Receivables Trust 2017-1, a Delaware Statutory Trust

12.	Exeter Automobile Receivables Trust 2017-2, a Delaware Statutory Trust

13.	Exeter Automobile Receivables Trust 2017-3, a Delaware Statutory Trust

14.	Exeter Automobile Receivables Trust 2018-1, a Delaware Statutory Trust

15.	Exeter Automobile Receivables Trust 2018-2, a Delaware Statutory Trust

16.	Exeter Automobile Receivables Trust 2018-3, a Delaware Statutory Trust

17.	Exeter Automobile Receivables Trust 2018-4, a Delaware Statutory Trust

18.	Exeter Holdings Trust 2018-3, a Delaware Statutory Trust

SCHEDULE V

Name of Signatory	Address

ANNEX I

[FORM OF PRESS RELEASE]

Exeter Finance Corporation

[Date]

Exeter Finance Corporation (the “Company”) announced today that Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, the lead book-running managers in the recent public sale of [    ] shares of the Company’s Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to [    ] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [    ], 20[ ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex I-1

ANNEX II

[FORM OF LOCK-UP AGREEMENT]

Exeter Finance Corporation

Lock-Up Agreement

[    ], 2019

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Re: Exeter Finance Corporation—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc. and Wells Fargo Securities, LLC propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Exeter Finance Corporation, a Delaware corporation (the “Company”), Exeter Finance LLC, a Delaware limited liability company (“Exeter LLC”) and the selling stockholders named in Schedule II to such agreement providing for a public offering of the Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or

Annex II-1

with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares of Common Stock even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The Lock-Up Period will commence on the public offering date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement and will continue for 180 days thereafter.

If the undersigned is an officer or director of the Company, (1) Citigroup Global Markets Inc. and Wells Fargo Securities, LLC agree that, at least three business days (as defined in the Underwriting Agreement) before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC will notify the Company of the impending release or waiver, and (2) the Company has agreed in Section 5(f) of the Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Citigroup Global Markets Inc. and Wells Fargo Securities, LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) by will or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) in connection with the exchange of Exeter LLC Units (as defined in the Underwriting Agreement) for Shares, (ix) pursuant to an order of a court or regulatory agency, (x) from an executive officer to the Company or its parent entities

Annex II-2

upon death, disability or termination of employment, in each case, of such executive officer, (xi) in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering, (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of the Company’s Shares involving a Change of Control (as defined below), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, (xiii) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package (as defined in the Underwriting Agreement) which are set to expire during the Lock-Up Period, where any Shares received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package which are set to expire or automatically vest during the Lock-Up Period, in each case on a “cashless” or “net exercise” basis, where any Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, [(xiv) the pledge, hypothecation or other granting of a security interest in Shares or securities convertible into or exchangeable for Shares to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Shares or such securities, provided, that the undersigned or the Company, as the case may be, shall provide Citigroup Global Markets Inc. and Wells Fargo Securities, LLC prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest, (xv)]1 the entry into a trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that, in the case of this clause (x[v]), sales under any such trading plan may not occur during the Lock-Up Period or (x[vi]) with the prior written consent of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC; provided that:

(1)

in the case of each transfer or distribution pursuant to clauses (ii) through (viii) and (x) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

(2)	in the case of each transfer or distribution pursuant to clauses (ii) through (vii), if any public reports or filings (including filings under Section 16(a) of the Securities

[1]	To be included for lockups delivered by entities only.

Annex II-3

Exchange Act of 1934, as amended) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof (a) the undersigned shall provide Citigroup Global Markets Inc. and Wells Fargo Securities, LLC prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

(3)

in the case of clauses (xi), (xiii) and (x[v]), no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Shares shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof; and

(4)

for purposes of clause (xii), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

[Notwithstanding the foregoing, clauses (1)(a) and 2(b) above shall not apply with respect to any transfer of Common Stock to charitable organization transferees or recipients (including any direct or indirect member or partner of the undersigned that receives such Common Stock pursuant to a distribution in-kind to such member or partner and is subject to restrictions requiring such Common Stock to be transferred only to charitable organizations pursuant to clause (ii) above) in an aggregate amount, together with any such transfers pursuant to any substantially similar lock-up agreement with the Representatives, not to exceed 1.0% of the outstanding Common Stock.]2

In addition, notwithstanding the foregoing, if the undersigned is an entity, the entity may transfer the capital stock of the Company to any subsidiary or affiliate of such entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

The undersigned now has, and, except as contemplated by clauses (i) through (x[vi]) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[2]	To be included for lockups delivered by entities only.

Annex II-4

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement; and/or (ii) the delivery of shares of capital stock of the Company and/or LLC Units as contemplated in the Reorganization Transactions (as defined in the Underwriting Agreement).

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Shares to be sold thereunder, (ii) the Registration Statement (as defined in the Underwriting Agreement) is withdrawn by the Company, (iii) the Company notifies Citigroup Global Markets Inc. and Wells Fargo Securities, LLC that it does not intend to proceed with the Offering, or (iv) the underwriting agreement for the Offering is not executed by [•], 2019, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Remainder of Page Intentionally Blank]

Annex II-5

Very truly yours,

Exact Name of Stockholder, Director or Officer

Authorized Signature

Title

Annex II-6

ANNEX III

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2019

This Chief Financial Officer’s Certificate (this “Certificate”) is delivered pursuant to Section 8(g) of the Underwriting Agreement (as defined below) in connection with the offering (the “Offering”) of the Shares of Exeter Finance Corporation (the “Company”). Capitalized terms used but not defined in this Certificate have the meaning ascribed to them in the Underwriting Agreement.

I, James B. Nall, do hereby certify that I am the Chief Financial Officer of the Company, and, in my capacity as such and not in any personal capacity, do hereby certify that, as of the date hereof:

1.

I am providing this Certificate in connection with the offering of the Shares by the Company pursuant to the Underwriting Agreement, dated [•], 2019, among the Company, Exeter Finance LLC, a Delaware limited liability company, the Selling Stockholders and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”), as described in the Registration Statement, Pricing Prospectus and the Prospectus.

2.	I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company.

3.	I have reviewed the Company’s available accounting and other books and records and made such further investigations as I have deemed necessary to make the certifications set forth herein.

4.

I have supervised the preparation of, and reviewed, the circled information contained in the attached Exhibit A, which is included in the Registration Statement, Pricing Prospectus and Prospectus and, with regard to such information, compared the financial information or other data to internal accounting or other records of the Company and found them to be in agreement. Nothing has come to my attention that has caused me to believe that the circled information contained in the attached Exhibit A is not true, correct and accurate in all material respects.

This Certificate is being furnished to the Underwriters solely to assist them in conducting their investigation of the Company in connection with the offering of the Shares. This Certificate may not be used, quoted or otherwise referred to without the prior written consent of the Company.

Annex III-1

* * *

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

EXETER FINANCE CORPORATION

By:
Name: James B. Nall
Title: Chief Financial Officer

Annex III-2

EXHIBIT A

[See attached]

1